UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

PayPal Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of principal executive offices)

(408) 967-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02. Results of Operations and Financial Condition

The information in Item 2.02 of this Current Report, including the accompanying Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

Financial Results for the Quarter Ended March 31, 2024

On April 30, 2024, PayPal Holdings, Inc. (“PayPal,” the “Company,” “we,” “us,” or “our”) issued a press release announcing its financial results for the quarter ended March 31, 2024. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Presentation of Historical Non-GAAP Earnings per Share Pursuant to New Methodology

As previously announced on February 7, 2024, beginning with the first quarter of 2024, PayPal Holdings, Inc. is modifying the presentation of its non-GAAP results to include the impact of stock-based compensation expense and related employer payroll taxes. This modification is intended to enhance transparency and discipline as stock-based compensation expense is an integral part of our cost structure. We believe this new methodology will enhance investors’ overall understanding of our operating performance. These changes have no impact on any of the Company’s previously reported U.S. GAAP results for any periods presented. Additionally, these changes have no impact on the Company’s previously reported free cash flows for any periods presented.

The following tables present the effects of the changes on the presentation of non-GAAP earnings per share (“EPS”) as reflected in the Company’s previous reports.

	Year ended December 31, 2023 (unaudited)

	GAAP EPS No Changes	Non-GAAP EPS Prior Methodology	Adjustments (1)	Non-GAAP EPS New Methodology

Quarter ended March 31, 2023	$0.70	$1.17	$(0.32)	$0.85
Quarter ended June 30, 2023	0.92	1.16	(0.29)	0.87
Quarter ended September 30, 2023	0.93	1.30	(0.32)	0.98
Quarter ended December 31, 2023	1.29	1.48	(0.34)	1.14
Year ended December 31, 2023	$3.84	$5.10	$(1.27)	$3.83

 (1) Certain amounts may not recalculate due to rounding.

	Year ended December 31, 2022 (unaudited)

	GAAP EPS No Changes	Non-GAAP EPS Prior Methodology	Adjustments (1)	Non-GAAP EPS New Methodology

Quarter ended March 31, 2022	$0.43	$0.88	$(0.36)	$0.52
Quarter ended June 30, 2022	(0.29)	0.93	(0.25)	0.68
Quarter ended September 30, 2022	1.15	1.08	(0.17)	0.91
Quarter ended December 31, 2022	0.81	1.24	(0.25)	0.99
Year ended December 31, 2022	$2.09	$4.13	$(1.04)	$3.09

 (1) Certain amounts may not recalculate due to rounding.

	Year ended December 31, 2021 (unaudited)

	GAAP EPS No Changes	Non-GAAP EPS Prior Methodology	Adjustments(1)	Non-GAAP EPS New Methodology

Quarter ended March 31, 2021	$0.92	$1.22	$(0.10)	$1.12
Quarter ended June 30, 2021	1.00	1.15	(0.28)	0.87
Quarter ended September 30, 2021	0.92	1.11	(0.21)	0.90
Quarter ended December 31, 2021	0.68	1.11	(0.17)	0.94
Year ended December 31, 2021	$3.52	$4.60	$(0.76)	$3.84

 (1) Certain amounts may not recalculate due to rounding.

The Company has recast its non-GAAP EPS presented in unaudited quarterly and annual earnings materials for the years ended December 31, 2023, 2022 and 2021 to reflect the change in non-GAAP presentation described above. Non-GAAP EPS and other non-GAAP measures under the new methodology, including reconciliations to the most directly comparable GAAP measures, are being furnished in Exhibit 99.2 attached hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated April 30, 2024

99.2	Reconciliations of GAAP measures to non-GAAP measures

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: April 30, 2024	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary